UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __ )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐   Preliminary Proxy Statement
☐   Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒   Definitive Proxy Statement
☐   Definitive Additional Materials
☐   Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

URECOATS INDUSTRIES INC.
(Exact name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒   No fee required.
☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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Urecoats Industries Inc.
Quorum Business Center
718 South Military Trail
Deerfield Beach, Florida 33442

Notice of Annual Meeting of Stockholders
And
Proxy Statement

Meeting Date
June 22, 2004

YOUR VOTE IS IMPORTANT!
Please sign and promptly return your Proxy
in the enclosed envelope or vote your
shares by telephone or using the Internet.

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Quorum Business Center
718 South Military Trail
Deerfield Beach, Florida 33442
(954) 428-8686

April 28, 2004
Dear Stockholder:

You are cordially invited to attend our 2004 Annual Meeting of Stockholders to be held at The Hilton, Deerfield Beach/Boca Raton, 100 Fairway Drive, Deerfield Beach, Florida 33441, in the Grand Ballroom, Salons III and IV, on Tuesday, June 22, 2004 at 9:00 AM, local time. We hope you will be present to hear management's report to stockholders.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon. If you plan to attend the 2004 Annual Meeting in person, please mark the designated box on the Proxy Card. Or, if you utilize our telephone or Internet voting systems, please indicate your plans to attend the 2004 Annual Meeting when prompted to do so by the system. If you are a stockholder of record, you should bring the enclosed bottom half of the Proxy Card as your admission card and present the card upon entering the 2004 Annual Meeting. If you are planning to attend the 2004 Annual Meeting and your shares are held in street name (by a bank or broker, for example), you should ask the record owner for a legal Proxy or bring your most recent account statement to the 2004 Annual Meeting so that we can verify your ownership of Urecoats’ Common Stock.

Whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented at the 2004 Annual Meeting. Accordingly, we urge you to complete the enclosed Proxy and return it to our vote tabulators promptly in the postage prepaid envelope provided, or to promptly use the telephone or Internet voting system. If you do attend the 2004 Annual Meeting and wish to vote in person, you may withdraw your Proxy at that time.

URECOATS INDUSTRIES INC.

Michael T. Adams
President

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 28, 2004

TO OUR STOCKHOLDERS:

The 2004 Annual Meeting of Stockholders (the “2004 Annual Meeting”) of Urecoats Industries Inc., a Delaware corporation, will be held at The Hilton, Deerfield Beach/Boca Raton, 100 Fairway Drive, Deerfield Beach, Florida 33441, in the Grand Ballroom, Salons III and IV, on Tuesday, June 22, 2004 at 9:00 AM, local time, for the following purposes:

1.     To elect five directors to serve on our board until the next annual meeting of stockholders or until their successors are elected and qualified; and

2.     To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed April 26, 2004 as the Record Date for determining the stockholders entitled to notice of and to vote at the 2004 Annual Meeting and, consequently, only stockholders whose names appear on our books as owning our Common Stock at the close of business on April 26, 2004 will be entitled to notice of and to vote at the 2004 Annual Meeting and any adjournment or postponement thereof.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. It is important that your common shares be represented and voted at the 2004 Annual Meeting. Whether or not you expect to attend the 2004 Annual Meeting, please complete, date, sign and return the enclosed Proxy as promptly as possible in order to ensure your representation at the 2004 Annual Meeting. A postage prepaid envelope is enclosed for that purpose. You may also vote your Proxy by calling the toll-free telephone number shown on your Proxy Card or through the Internet by visiting the website address shown on your Proxy Card. Your Proxy may be revoked at any time prior to the 2004 Annual Meeting. If you decide to attend the 2004 Annual Meeting and wish to change your Proxy vote, you may do so by voting in person at the 2004 Annual Meeting. Stockholders attending the 2004 Annual Meeting whose shares are held in the name of a broker or other nominee should bring with them a legal Proxy or most recent account statement from that firm confirming their ownership of shares as of April 26, 2004.

By Order of the Board of Directors

Matthew R. Simring
Corporate Secretary

Deerfield Beach, Florida
April 28, 2004

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URECOATS INDUSTRIES INC.

Quorum Business Center
718 South Military Trail
Deerfield Beach, Florida 33442

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 22, 2004

PROXY STATEMENT

SOLICITATION OF PROXIES

This Proxy Statement, the enclosed form of Proxy, and the Company’s 2003 Annual Report to Stockholders are being mailed to our stockholders on or about April 30, 2004. The total cost of this solicitation will be borne by us. In addition to solicitation by mail, our officers and employees may solicit Proxies by telephone, by facsimile or in person. We will also reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in sending Proxy soliciting material to the beneficial owners of Urecoats Common Stock.

The accompanying Proxy is solicited on behalf of the Board of Directors of Urecoats Industries Inc. (“Urecoats” or the “Company” or “We” or “Us” or “Our” as the context requires), for use at the 2004 Annual Meeting of Stockholders to be held at The Hilton, Deerfield Beach/Boca Raton, 100 Fairway Drive, Deerfield Beach, Florida 33441, in the Grand Ballroom, Salons III and IV, on Tuesday, June 22, 2004 at 9:00 AM, local time, and at any adjournment or postponement thereof (the “2004 Annual Meeting”).

All shares represented by each properly executed, unrevoked Proxy received in time for the 2004 Annual Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed Proxy received by the Company, the Proxy will be voted FOR the election of the five nominees listed on the Proxy Card to the Board of Directors. As to any other business that may properly come before the 2004 Annual Meeting, the persons named in the accompanying Proxy Card will vote in accordance with their best judgment, although we do not presently know of any other business.

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ABOUT THE ANNUAL MEETING

Who Is Soliciting My Vote?

The Board of Directors of Urecoats is soliciting your vote at the 2004 Annual Meeting of Urecoats' common stockholders.

What Will I Be Voting On?

1.	Election of Urecoats' Board of Directors	(See page 25)
2.	Such other business as may properly come before the meeting or any adjournment or postponement thereof	(See page 27)

How Many Votes Do I Have?

You will have one vote for every share of Urecoats Common Stock you owned on April 26, 2004 (the “Record Date”).

How Many Votes Can Be Cast By All Common Stockholders?

Only holders of record of the approximately 28,561,158 shares of our Common Stock outstanding at the close of business on the Record Date, April 26, 2004, will be entitled to notice of, and to vote at, the 2004 Annual Meeting or any adjournment or postponement thereof. On each matter to be considered at the 2004 Annual Meeting, each stockholder will be entitled to cast one vote for each share of our Common Stock held of record by such stockholder on April 26, 2004.

Pursuant to Delaware law, directors are elected by a plurality vote. Other matters submitted for stockholder approval, if any, at the 2004 Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by Proxy at the 2004 Annual Meeting and entitled to vote on such matters. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. The election of directors is a matter on which a broker or other nominee is empowered to vote. Accordingly, broker non-votes will not affect this proposal. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise.

How Many Votes Must Be Present To Hold The Meeting?

In order to constitute a quorum for the conduct of business at the 2004 Annual Meeting, a majority of the outstanding shares of the Common Stock of Urecoats entitled to vote at the 2004 Annual Meeting must be present or represented by Proxy at the 2004 Annual Meeting. Shares that abstain from voting on any proposal, or that are represented by "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal) will be treated as shares that are present and entitled to vote at the 2004 Annual Meeting for purposes of determining whether a quorum exists. Proxy Holders may vote in person, via paper ballot, telephone, or Internet, as explained on the enclosed Proxy Card. We urge you to vote by Proxy even if you plan to attend the 2004 Annual Meeting, so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

How Do I Vote?

You can vote either in person at the 2004 Annual Meeting or by Proxy without attending the 2004 Annual Meeting (by Internet and/or telephone). To vote by Proxy, you must fill out the enclosed Proxy Card, date and sign it, and return it in the enclosed postage-paid envelope. If your shares are registered directly with Continental Stock Transfer & Trust Company, www.continentalstock.com, you may vote your shares either via the Internet or by calling Continental. Specific instructions for voting via the Internet or telephone are set forth on the enclosed Proxy Card. The Internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your instructions have been properly recorded. If you want to vote in person at the 2004 Annual Meeting, and you hold your Urecoats Common Stock through a securities broker (that is, in street name), you must obtain a Proxy from your broker and bring that Proxy to the 2004 Annual Meeting. If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the 2003 Annual Report and Proxy Statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper Proxy in the self-addressed, postage prepaid envelope provided for your convenience.

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Can I Change My Vote?

Yes. Just send in a new Proxy Card with a later date, or send a written notice of revocation to Urecoats' Corporate Secretary at the address on the cover of this Proxy Statement. If you attend the 2004 Annual Meeting and want to vote in person, you can request that your previously submitted Proxy not be used.

What If I Do Not Vote For Some Of The Matters Listed On My Proxy Card?

If you return a signed Proxy Card without indicating your vote, your shares will be voted "FOR" the nominees listed on the card.

What If I Vote “Abstain”?

Except with respect to votes for directors, a vote to "abstain" on any matter will have the effect of a vote against.

Can My Shares Be Voted If I Do Not Return My Proxy Card and Do Not Attend The Annual Meeting?

If you do not vote your shares held in street name, your broker can vote your shares on any of the matters scheduled to come before the 2004 Annual Meeting.

If you do not vote your shares held in street name, and your broker does not vote them, the votes will be broker nonvotes, which will have no effect on the vote for any matter scheduled to be considered at the 2004 Annual Meeting.

If you do not vote your shares held in your name, your shares will not be voted.

Could Other Matters Be Decided At The 2004 Annual Meeting?

We do not know of any other matters that will be considered at the 2004 Annual Meeting. If a stockholder proposal that was excluded from this Proxy Statement is brought before the 2004 Annual Meeting, we will vote the Proxies against the proposal. If any other matters arise at the 2004 Annual Meeting, the Proxies will be voted at the discretion of the Proxy Holders.

What Happens If The Meeting Is Postponed Or Adjourned?

Your Proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your Proxy until it is voted.

ANNUAL REPORT

The Annual Report to Stockholders for the fiscal year ended December 31, 2003 (“2003 Annual Report”) accompanies the proxy material being mailed to all stockholders. The financial information reflected therein for the year ended December 31, 2003 and the related notes thereto, as well as Management's Discussion and Analysis and Results of Operations, are incorporated in their entirety into this Proxy Statement by this reference. We will provide, without charge, a copy of our most recent annual report on Form 10-K, and any amendments related thereto, upon the receipt of a written request by any stockholder.

Confidentiality

It is the Company’s policy that all Proxies, ballots and voting materials that identify the particular vote of a stockholder be kept confidential, except in the following circumstances:

•	to allow the election inspector appointed for our 2004 Annual Meeting to certify the results of the vote;
•	as necessary to meet applicable legal requirements, including the pursuit or defense of a judicial action;
•
where we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots, or votes, or as to the accuracy of the tabulation of such proxies, ballots, or votes;

•	where a stockholder expressly requests disclosure or has made a written comment on a Proxy Card;
•
where contacting stockholders by us is necessary to obtain a quorum, the names of stockholders who have or have not voted (but not how they voted) may be disclosed to us by the election inspector appointed for the 2004 Annual Meeting;

•	aggregate vote totals may be disclosed to us from time to time and publicly announced at the meeting of stockholders at which they are relevant; and
•	in the event of any solicitation of proxies with respect to any of our securities by a person other than us of which solicitation we have actual notice.

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INFORMATION REGARDING THE BOARD OF DIRECTORS

The Board of Directors currently consists of five members, all of which are incumbent nominees for election as directors at the 2004 Annual Meeting. See Proposal One for information on each director.

Director Independence

The American Stock Exchange’s (“AMEX”) Listed Company Guide requires that a majority of the Company’s directors meet the criteria for independence set forth in Sections 121A and 802. “Independent director” means a person other than an officer or employee of the Company or any parent or subsidiary, and, further, no director qualifies as independent unless the Board of Directors affirmatively determines that the director does not have a material relationship with the Company that would interfere with the exercise of independent judgment. The Board of Directors has reviewed the relationships between each member of the Board of Directors and the Company. Based on its review, the Board of Directors has affirmatively determined that with the exception of Richard J. Kurtz, Chairman of the Board, none of the Company’s current directors, including Lt. Gen. Arthur J. Gregg, US Army (Ret.), Steven Mendelow, Jerold L. Zaro and Mark A. Reichenbaum have any material relationship with the Company and each is “independent” within the independence standards set forth in Section 121A of the AMEX Listed Company Guide at this time. Mr. Mendelow, based on a financial consulting services arrangement entered with the Company prior to his appointment to the Board in 2001 (which transaction was completed on April 1, 2002 and valued at more than $60,000), may be disqualified on December 1, 2004 under the exception in Section 121A(b) under which he is currently qualified, which provides “with respect to independent directors who are members of the Audit Committee, the applicable ‘look-back’ period will be only one year for the first year after the amendment or adoption … paragraph (b) of Section 121A. The applicable three-year ‘look-back’ period … specified in Section 121A will begin to apply only from and after December 1, 2004” and automatically disqualify his independent director status and ability to remain on the Audit Committee and/or as Chairperson of the Audit Committee. See Meetings and Committees, Audit Committee below for more information. Mr. Zaro also qualifies under an exception in Section 121A(b) at this time, based on a financial consulting services arrangement entered into with the Company prior to his appointment to the Board in 2001 (which transaction was effectively completed on October 1, 2001) and based on the applicable three-year ‘look-back’ period beginning on December 1, 2004, the transaction at issue would not disqualify his independent director status.

Attendance at Annual Meetings

The Board of Directors adopted a formal written policy requiring attendance by the members of the Board of Directors at the Company’s annual meeting of stockholders. At the 2003 Annual Meeting of Stockholders, 6 of the 7 then serving directors were in attendance.

Meetings and Committees

Our Board of Directors held 3 regular meetings and 2 special meetings during 2003 and its standing committees also met from time to time to address issues within their respective jurisdictions. Average attendance by directors at regular and special Board and committee meetings was approximately 66% and all directors attended 67% or more of the meetings of the Board and committees on which they served. It should be noted that directors discharge their responsibilities throughout the year not only at Board and committee meetings, but through personal meetings and other communications, including considerable telephone contact with the Chairman of the Board and others regarding matters of interest and concern to us. We have standing Audit, Compensation, Corporate Governance (which handles our director nomination function), and Executive Committees.

Audit Committee

During 2003, three directors served on the Audit Committee: Steven Mendelow, Chairperson, Lt. Gen. Arthur J. Gregg, US Army (Ret.) and Mark A. Reichenbaum. All of the members of the Audit Committee meet the independence standards of (a) Section 121A of the AMEX Listed Company Guide and (b) Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) at this time. Mr. Mendelow currently meets the independence standard set forth under Section 121A(b) or Rule 10A-3, subsections (b)(1)(i) or (b)(1)(ii) notwithstanding a financial consulting services arrangement with the Company that was completed on April 1, 2002 for the reasons described in the Director Independence section above. After December 1, 2004, Mr. Mendelow may no longer qualify as an independent director (for at least four months until the three-year ‘look-back’ period expires for his potentially disqualifying transaction described above), unless the AMEX allows us to qualify him under another exception. To date, we have not made a formal request for the additional four months and cannot guarantee that if and when we make a formal request of the AMEX for such exception that an additional exception will be granted by the AMEX. We have notified the AMEX notwithstanding the current ‘look-back’ exception that we believe that it is in our best interests and those of our stockholders for Mr. Mendelow to maintain his membership on the Audit Committee (and as Chairperson) based on his 32 years of experience in the accounting and finance profession and because no other current member of the Board of Directors meets the requirements set forth in Item 401(h)(2) of SEC Regulation S-K for an Audit Committee Financial Expert. Refer to Nominees for Election of Directors for Mr. Mendelow’s experience.

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The primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s accounting and financial reporting processes and the audits of the financial statements. Refer to the “About Us” section in our website at www.urecoats.com for the full text of our Audit Committee charter, as amended. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee, which held 5 meetings during the year ended December 31, 2003:

-	reviews and reassesses the formal written charter of the Audit Committee on an annual basis;
-	reviews the integrity of the Company’s financial statements, financial reporting process and systems of internal controls regarding accounting, finance, and legal compliance;
-	reviews the qualifications and performance of the independent auditor and internal auditing process;
-	provides a means of communication among the independent auditor, management and the Board of Directors;
-	prepares the report of the Audit Committee that SEC rules require to be included in the Company’s annual proxy statement;
-	reviews and discusses with management and the independent auditor the annual audited financial statements and quarterly financial statements;
-
appoints, compensates, retains and oversees the work of the registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit services for the fiscal year;

-	communicates with the independent auditor about the scope and results of their audit examination and fees related to such work;
-
communicates with accounting and financial management to review the internal audit activities, discuss the accounting practices and procedures, and review the adequacy of the accounting and control systems;

-	reviews the audit schedule and considers any issues raised by its members, the independent auditor retained to audit the financial statements of the Company, the legal staff or management;
-	reviews the independence of the independent auditor, and the range of audit, and non-audit, if any, services provided and fees charged by the independent auditor;
-
Manages the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or audit matters and the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters;

-	Discusses certification of the financial reports by the Principal Executive Officer and Chief Financial Officer.

The Report of the Audit Committee begins on page 22.

Compensation Committee

During 2003, three directors served on the Compensation Committee: Chairperson, Lt. Gen. Arthur J. Gregg, US Army (Ret.), Jerold L. Zaro, and Stephen L. Green. On September 15, 2003, Mr. Green resigned from the Board of Directors and all committees. On April 26, 2004, Mr. Reichenbaum was appointed as a member of the Compensation Committee. All of the members of the Compensation Committee meet the independence standards of Section 121A of the AMEX Listed Company Guide. Mr. Zaro qualifies under an exception in Section 121A(b) at this time as described in the Director Independence section above. Notwithstanding the foregoing, Mr. Zaro’s exceptional abilities and experience in the legal and legislative profession, makes his presence on the Compensation Committee in the best interest of the Company and its stockholders. Refer to Nominees for Election of Directors for Mr. Zaro’s experience.

The primary purpose of the Compensation Committee is to assist the Board of Directors in regards to compensation and personnel policies, programs and plans, including management development and succession plans, and evaluation of the performance of the CEO, President and other executive officers. Refer to the “About Us” section in our website at www.urecoats.com for the full text of our Compensation Committee charter, as amended. The Compensation Committee, which held 3 meetings during 2003:

-	develops and reviews the Company’s compensation strategies;
-	develops and recommends to the Board compensation policies and programs;
-	reviews and recommends compensation of the CEO, President, top officers, and management group;
-	responsible for management development and succession planning;
-	responsible for administration of equity compensation plans and arrangements; and
-	evaluates performance of the CEO, President and other executive and corporate officers.

The Report of the Compensation Committee begins on page 20.

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Corporate Governance Committee

During 2003, the Corporate Governance Committee consisted of three directors, Jerold L. Zaro, Chairperson, Lt. Gen. Arthur J. Gregg, US Army (Ret.), and Steven Mendelow. All of the members of the Corporate Governance Committee meet the independence standards of Section 121A of the AMEX Listed Company Guide. Mr. Zaro and Mr. Mendelow qualify under an exception in Section 121A(b) at this time as described in the Director Independence section above. Notwithstanding the foregoing, Mr. Zaro’s qualifications are essential to and in the best interests of the Company and its stockholders because his background is specifically related to the legal and legislative fields, which makes his leadership ideal for the Corporate Governance Committee. Refer to Nominees for Election of Directors for Mr. Zaro’s broad based qualifications and experience.

The primary purpose of the Corporate Governance Committee is to assist the Board of Directors in ensuring an appropriate Board structure, including director selection, tenure, performance, and succession, committees structure and membership, and compliance with the Company’s By-laws, Restated Certificate of Incorporation, and corporate governance matters. The Corporate Governance Committee was originally established as the Nominating Committee in 2001 and was renamed in 2003. Refer to the “About Us” section in our website at www.urecoats.com for the full text of our Corporate Governance Committee charter, as amended. The Corporate Governance Committee, which held 2 meetings during 2003:

-	responsible for identifying, evaluating and selecting nominees, including nominees recommended by stockholders, for the Board to select;
-	annually evaluates the performance of the Board;
-	makes recommendations to the Board concerning the size and composition of the Board as appropriate;
-	develops and recommends to the Board of Directors qualifications and criteria for determining qualifications of directors;
-	reviews the structure and membership of the Board and its committees;
-	coordinates the agenda and schedules for Board and committee meetings;
-	Responsible for developing and implementing continuing education programs for directors, including orientation and training programs for new directors;
-	responsible for stockholder proposals made pursuant to Section 240.14a-8 under the Exchange Act;
-	reviews and recommends changes to the amount and type of compensation of Board members as appropriate;
-	responsible for stockholder communications with members of the Board;
-	monitors and enforces the Company’s Code of Business Ethics and Conduct; and
-	coordinates compliance and investigates noncompliance of corporate governance matters.

Communicating with the Board of Directors

Any stockholder who desires to contact the current director presiding over the executive sessions or the other members of the Board of Directors may do so by writing to: Urecoats Industries Inc. Board of Directors, c/o Corporate Secretary, Quorum Business Center, 718 South Military Trail, Deerfield Beach, Florida 33442. Communications received will be distributed by the Company’s Corporate Secretary to the director presiding over executive sessions or such other member or members of the Board of Directors as deemed appropriate by the Company’s Corporate Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls or auditing matters, or stockholder proposals, nominations of directors, or Code of Business Ethics and Conduct, are received, they will be forwarded to the respective Chairpersons of the Audit or Corporate Governance committees, respectively, by the Corporate Secretary, for review.

Director Compensation

Standard Arrangements

Each director who is not an employee is reimbursed for actual expenses incurred in attending our Board meetings. On May 28, 2002, stockholders approved our 2002 Non-Employee Director Restricted Stock Plan (“Director Plan”). Under the Director Plan, we are authorized to issue up to 1,600,000 restricted shares of Common Stock for periodic automatic grants and a special one-time grant for our Chairman of the Board. Under the Director Plan, each non-employee director who is then serving as a member of the Board is automatically granted an award of restricted shares of Common Stock equal to: 48,000 for the Chairman of the Board; and 12,000 for other directors, upon initial election to the Board for a one year term (or a lesser amount prorated monthly if the initial election is for a shorter period), which restricted shares are subject to restrictions on transferability as well as a vesting schedule. In the event a recipient of a restricted stock award ceases to be a director of the Company for any reason other than death or total disability, any restricted shares of Common Stock which are then unvested are subject to forfeiture back to us. Once vested, the shares are no longer restricted as to transferability and no longer subject to forfeiture to us upon termination of director status. The Director Plan is intended to be a nondiscretionary plan for purposes of rules and interpretations of the SEC relating to Section 16 of the Exchange Act. See Security Ownership of Certain Beneficial Owners and Management, Security Ownership of Management table, footnote (c).

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Director Selection

The Board of Directors, as part of the Corporate Governance Committee’s director selection process, adopted a formal written policy for director selection. The Corporate Governance Committee will identify, evaluate and select potential director nominees, including nominees recommended by our stockholders, using qualitative standards and the procedures described below, when considering a candidate for director, without regard to whether a stockholder, non-management director, chief executive officer, other executive officer, third-party search firm or other interested party or entity, recommended the candidate.

Qualitative Standards

1.	Directors should be of the highest ethical character and share the values of the Company;
2.	Directors should have reputations that are consistent with the image and reputation of the Company;
3.	Directors should be highly accomplished in their respective fields;
4.	Directors should be independent of any particular constituency and able to represent all stockholders of the Company;
5.	Directors should have the ability to exercise sound business judgment;
6.	Directors should be selected such that the Board of Directors is a diverse body;
7.	Directors should be leaders affiliated or formerly affiliated with major organizations; and
8.	Directors should have relevant expertise and experience.

Procedures

1.
The Chairman of the Board, any other member of the Board of Directors, Chief Executive Officer, President, any other executive officer, other interested party, a stockholder or a group of stockholders identifies the need to add a new member to the Board of Directors with specific criteria or to fill a vacancy on the Board;

2.
The Corporate Governance Committee initiates a search, working with support staff and seeking input from members of the Board and senior management, and considering stockholder or other interested party, and if applicable, third-party search firm recommendations;

3.
The Corporate Governance Committee accepts for consideration suggested qualified director candidates that submit a letter to the Corporate Governance Committee of the Board of Directors, c/o Urecoats Industries Inc., Attn: Corporate Secretary, Quorum Business Center, 718 South Military Trail, Deerfield Beach, Florida 33442, which acknowledges their interest in being considered for a position on the Company’s Board of Directors (such letter may be marked confidential in the discretion of the director candidate(s)), which includes appropriate biographical information and a brief description of his or her qualifications (a written consent may also be required pursuant to Section 240.14a-101(d)(2)(ii)(L) of the Securities Exchange Act of 1934, as amended pursuant to paragraph 4 below);

4.
If the Corporate Governance Committee receives, by a date not less than the 120th calendar day before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting, a recommended director candidate(s) (nominee) from a stockholder that beneficially owned more than 5% of the Company’s voting common stock for at least one year as of the date the recommendation was made, or from a group of stockholders that beneficially owned, in the aggregate, more than 5% of the Company’s voting common stock, with each of the securities used to calculate that ownership held for at least one year as of the date the recommendation was made, the Company will identify the director candidate(s) and the stockholder(s) or group of stockholders that recommended the director candidate(s) and disclose whether the Corporate Governance Committee chose to nominate the director candidate(s); provided, however, that no such identification or disclosure will be made without the written consent of both the stockholder or group of stockholders and the director candidate(s);

5.
The initial slate of candidates that satisfy specific criteria and otherwise qualify for membership on the Board of Directors are identified and presented to the Chairperson of the Corporate Governance Committee, or in the Chairperson’s absence, any member of the Corporate Governance Committee delegated to initially review director candidates;

6.
The appropriate Corporate Governance Committee member makes an initial determination in his or her independent business judgment as to the qualification and fit of such director candidate(s) and whether there is a need for additional directors to join the Board of Directors at that time;

7.
If the reviewing Corporate Governance Committee member determines that it is appropriate to proceed, the Chairman of the Board, Chief Executive Officer, President, and members of the Corporate Governance Committee interview prospective director candidate(s);

8.	The Corporate Governance Committee provides informal progress updates to the Board;
9.	The Corporate Governance Committee meets to consider and approve the final director candidate(s);
10.
If approved by the Corporate Governance Committee, the Corporate Governance Committee seeks Board approval of the director candidate(s), which considers all recommendations of the Corporate Governance Committee;

11.
If the Board of Directors approves the director candidate(s), depending on the particular circumstance, the director candidate(s) is either appointed to the Board of Directors or included as a nominee for election at the next annual meeting of stockholders; and

12.	If the Board of Directors disapproves the director candidate(s), the director candidate(s) is notified of such determination.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We encourage stock ownership by our directors, officers and employees to align their interests with your interests. Urecoats believes this policy plays a significant role in its progress and will, ultimately, lead to beneficial future returns for you.

Security Ownership of Management

The following table sets forth information as of April 26, 2004 regarding the beneficial ownership, including the right to acquire beneficial ownership, of Common Stock for each nominee, all of which are present directors of the Company, each of the current and former executive officers named in the Summary Compensation Table, and all of the incumbent nominee directors and executive officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Beneficially Owned of Class (a)	Amount and Nature of Rights To Acquire Beneficial Ownership (b)(c)	Total Amount Beneficially Owned Including Rights To Acquire Beneficial Ownership	Percent Beneficially Owned including Rights To Acquire Beneficial Ownership of Class (d)

Directors:
Richard J. Kurtz, Chairman	15,903,217	(e)	55.7%	340,000	16,243,217	55.9%
Lt. Gen. Arthur J. Gregg, US Army (Ret)	14,500.1%			12,000	26,500.1%
Steven Mendelow	543,460	(f)	1.9%	12,000	555,460	1.9%
Jerold L. Zaro	67,000.2%			12,000	79,000.3%
Mark A. Reichenbaum	842,000	(g)	2.9%	22,000	864,000	3.0%

Other Named Executive Officers:
Michael T. Adams	134,983.5%			24,053	159,036.5%
Matthew R. Simring	0		0%	0	0	0%
Timothy M. Kardok (Resigned 8/1/03)(h)	211,080.7%			53,329	264,409.9%
John G. Barbar (Terminated 3/31/04)(i)	44,113.2%			24,211	68,324.2%

All directors and current, and former executive officers listed above, as a group (10)	17,760,353		62.2%	499,593	18,259,946	62.9%

(a)	Based on 28,561,158 shares issued and outstanding as of April 26, 2004.
(b)
This column represents Common Stock, which the person has the right to acquire within 60 days after April 26, 2004. The rights to acquire Common Stock are related to the following: For current (Mr. Adams) and former executives (Mr. Kardok and Mr. Barbar) these shares may be acquired upon the exercise of plan and non-plan stock options. For directors: Mr. Reichenbaum may acquire an aggregate of 10,000 shares of restricted Common Stock upon exercise of a non-plan stock option granted to him in 2002. See also Footnote (c) below.

(c)
Upon approval of the Director Plan on May 28, 2002 by stockholders, we issued an aggregate of 1,372,000 shares of restricted Common Stock, of which 1,168,000 shares were part of a one-time grant made to our Chairman of the Board, which vests at the end of each year after the effective date of the plan at the rate of 25% per year (292,000 shares vested on May 28, 2003 and 292,000 shares are scheduled to automatically vest on May 28, 2004), and an aggregate of 108,000 shares of restricted Common Stock for Board fees, which vested on the date of the annual meeting of stockholders held on June 11, 2003. On June 11, 2003, we issued an aggregate of 108,000 shares of restricted Common Stock for Board fees, of which 12,000 shares were canceled upon the resignation of Mr. Green and 96,000 shares (48,000 shares for Mr. Kurtz and 12,000 shares each for Lt. Gen. Gregg, US Army (Ret.), Mr. Mendelow, Mr. Zaro, and Mr. Reichenbaum) are scheduled to vest at the next annual meeting of stockholders scheduled to be held on June 22, 2004. See also Item 13. Certain Relationships and Related Transactions, Items (h) and (i).

(d)	Based on 28,561,158 shares issued and outstanding as of April 26, 2004 plus the number of shares in the “Amount and Nature of Rights to Acquire Beneficial Ownership” column.
(e)	See Item 13. Certain Relationships and Related Transactions, Item (q).
(f)
These shares are held in various instruments, including a limited partnership, defined benefit plan, money purchase plan, and profit sharing plan, arranged by and for the benefit of the named individual and/or his family.

(g)	See Item 13. Certain Relationships and Related Transactions, Item (r).
(h)	Information provided up to the date of his resignation only.
(i)	These shares are held in the named individual’s name, and a certain amount in two of his dependents names.

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Security Ownership of Certain Beneficial Owners

Except as set forth below, we know of no person who is the beneficial owner of more than 5% of our Common Stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Beneficially Owned of Class (a)	Amount and Nature of Rights To Acquire Beneficial Ownership (b)	Total Amount Beneficially Owned Including Rights to Acquire Beneficial Ownership	Percent Beneficially Owned including Rights to Acquire Beneficial Ownership of Class (c)

Richard J. Kurtz Duck Pond Road Alpine, New Jersey 07620	15,903,217	55.7%	340,000	16,243,217	55.9%

(a)	Based on 28,561,158 shares issued and outstanding as of April 26, 2004.
(b)
Refer to the Security Ownership of Management table above under Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters, footnote (e) above, for information on the nature of rights to acquire beneficial ownership by this person.

(c)	Based on 28,561,158 shares issued and outstanding as of April 26, 2004 plus the number of shares in the “Amount and Nature of Rights to Acquire Beneficial Ownership” column.

EQUITY COMPENSATION PLANS

On May 28, 2002, stockholders approved a 1-for-10 reverse split and share consolidation, which was effectuated after the close of business on May 30, 2002. In connection with this action, certain adjustments were made to our equity compensation plans and outstanding awards thereunder. Unless otherwise noted, all information in this Proxy Statement regarding our equity compensation plans gives effect to the reverse split and share consolidation and related adjustments.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information with respect to our equity compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance on an aggregated basis as of December 31, 2003.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a)) (c)

Equity Compensation Plans Approved by Security Holders	159,971	(1)	$3.54	2,096,579	(2)
Equity Compensation Plans Not Approved by Security Holders	212,303	(3)	$1.88	68,001	(4)

Total	372,274		$2.59	2,164,580

(1)	The equity compensation plans comprising the figures in this row include:
(i)
The 1999 Consultant and Employee Stock Purchase and Option Plan approved by stockholders on February 8, 1999 ("1999 Plan"). Under the 1999 Plan, either Incentive Stock Options or Non-Qualified Stock Options may be granted; however, the former may be granted only to employees of the Company. Generally, the options may be exercised one year from the date of grant and expire in two to five years. The 1999 Plan provides for the grant of an aggregate of 800,000 options exercisable for Common Stock. At December 31, 2003, a total of 702,450 options have been granted and exercised, 11,150 options have been granted and are outstanding, and 86,400 options are available for grant.

(ii)
The 2000 Stock Purchase and Option Plan approved by stockholders on June 20, 2000 ("2000 Plan"). Under the 2000 Plan, either Incentive Stock Options or Non-Qualified Stock Options may be granted; however, the former may be granted only to employees of the Company. Generally, the options may be exercised one year from the date of grant and expire in two to five years. The 2000 Plan provides for the grant of an aggregate of 500,000 options exercisable for Common Stock. At December 31, 2003, a total of 366,000 options have been granted and exercised, 42,300 options have been granted and are outstanding, and 91,700 options are available for grant.

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(iii)
The 2002 Stock Option Plan approved by stockholders on May 28, 2002 ("2002 Plan"). Under the 2002 Plan, either Incentive Stock Options or Non-Qualified Stock Options may be granted; however, the former may be granted only to employees of the Company. Generally, the options may be exercised one year from the date of grant and expire in two to five years. The 2002 Plan provides for the grant of an aggregate of 325,000 options exercisable for Common Stock. At December 31, 2003, a total of –0- options have been granted and exercised, 106,521 options have been granted and are outstanding, and 218,479 options are available for grant (100,000 of which are reserved for Bonus Awards under the 2002 Management Plan. See footnote (2)(vi) below).

(2)	The equity compensation plans comprising the figures in this row include:
	(i)	See Footnote (1)(i) above.
	(ii)	See Footnote (1)(ii) above.
	(ii)	See Footnote (1)(iii) above.
(iv)
The Director Plan approved by the stockholders on May 28, 2002 (Refer to Information Regarding the Board of Directors, Director Compensation, for the material features of the Director Plan). The Director Plan provides for the grant of an aggregate of 1,600,000 shares of restricted Common Stock. At December 31, 2003, a total of 1,372,000 shares of restricted Common Stock have been issued, of which 12,000 shares have been canceled, 400,000 shares have vested and been delivered, and 960,000 shares have not vested and are being held by the Company (subject to vesting and delivery pursuant to the terms and conditions of the Director Plan), and 240,000 shares are available for award.

(v)
The 2002 Executive Incentive Plan, effective January 1, 2002, ratified and approved by stockholders on May 28, 2002 (“Executive Plan”).  The aggregate number of shares of Common Stock issuable under the Executive Plan is 500,000 shares. The purpose of the Executive Plan is to advance the interests of the Company and its stockholders by affording to executive officers of the Company and its subsidiaries an opportunity to acquire or increase a proprietary interest in the Company or to otherwise benefit from the success of the Company through the grant of stock options, restricted stock, stock appreciation rights, stock payments, performance awards or other awards granted or sold under the Executive Plan.  All regular, full-time executive officers of the Company who have executive duties, as determined by the Committee, are eligible to receive Incentive Awards under the Executive Plan. During 2002 and 2003, we reserved an aggregate of 297,600 shares of restricted Common Stock for certain of our current and former officers, which are subject to certain relating to certain specific individual and corporate financial performance objectives set by the Compensation Committee for a given year, for performance awards, pursuant to written employment agreements. As of December 31, 2003, a total of 188,600 shares have been canceled (due to resignations and terminations of former officers), 77,000 shares have been forfeited (due to current and former officers not meeting the performance criteria set by the Compensation Committee for 2002 and 2003), 32,000 shares have been reserved for performance awards pursuant to these individual plans (See Change-In-Control and Severance Arrangements, Long Term Employment Agreements, Severance from Terminated Employment Contract), and 468,000 shares have been reserved for other grants.

(vi)
The 2002 Management Incentive Plan, effective January 1, 2002, ratified and approved by the stockholders on May 28, 2002 (“Incentive Plan”).  The Incentive Plan is good until December 31, 2005 and is funded by 100,000 stock options administered under the 2002 Plan (See Footnote (1)(iii) above). The Incentive Plan is designed to enable the Company to reward eligible managers and individual contributors for their contributions to providing our stockholders increased value for their investment through the successful accomplishment of specific financial and individual performance objectives. Bonus Awards for Participants are based on both corporate performance and individual performance in relation to a variety of objectives, which reinforce the key goals that support our long-term strategic plans. These goals differ across business groups and will differ from year to year. As of December 31, 2003, none of the specific financial and individual performance objectives were met and 100,000 options are available for Bonus Awards.

(3)	The equity compensation plans comprising the figures in this row include:
(i)
On January 26, 1998, the Company adopted the 1998 Employee and Consultant Stock Option Plan ("1998 Plan"). Under the 1998 Plan, either Incentive Stock Options or Non-Qualified Stock Options may be granted; however, the former may be granted only to employees of the Company. Generally, the options may be exercised one year from the date of grant and expire in two to five years. The 1998 Plan provides for the grant of an aggregate of 300,000 options exercisable for Common Stock. At December 31, 2003, a total of 288,000 options have been granted and exercised and 12,000 options are available for grant.

(ii)
The Company grants restricted options from time to time for special circumstances ("Non-Plan Options").  The Company granted 173,159 Non-Plan Options, which included 73,159 non-plan restricted stock options to current and former officers as consideration for their agreeing to a 10% reduction in their annual salary. During 2003, of the current and former officers eligible for these particular non-plan restricted stock options, one resigned and two were terminated, which resulted in the non-vesting and cancellation of 10,856 of these non-plan restricted options. At December 31, 2003, a total of 212,303 Non-Plan Options were granted and outstanding.

(4)	The equity compensation plan comprising the figures in this row include:
(i)
Long-Term Employment Agreements (See Generally Change-In-Control and Severance Arrangements, Long Term Employment Agreements, section (b) Restricted Common Stock). During 2002 and 2003, we reserved an aggregate of 578,022 shares of restricted Common Stock for certain of our current and former officers, which are subject to certain time based vesting requirements, as other compensation, pursuant to written employment agreements. As of December 31, 2003, a total of 244,332 shares have been issued, 277,689 shares have been canceled from the reserve (due to resignations and terminations of former officers) and 56,001 shares remain reserve pursuant to two individual plans. See also Change-In-Control and Severance Arrangements, Long Term Employment Agreements, Severance from Terminated Employment Contract.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms and representations from certain of the reporting persons that no other reports were required, we believe that during the fiscal year ended December 31, 2003, all executive officers, directors and greater than 10% beneficial owners complied with the reporting requirements of Section 16(a), except for a late Form 3 filed by the Corporate Secretary (which status was reflected in the Company’s Form 10-Q for the Quarter Ended June 30, 2003 as filed with the SEC on August 14, 2004, under Item 5 – Other Information, Strategic Organizational Initiative, and his appointment was on August 1, 2003).

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EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table shows the compensation for our former Chief Executive Officer, and current President, and the most highly paid current and a former executive officer other than our former Chief Executive Officer, and current President (“Named Executive Officers”), for services rendered in all capacities to us and our subsidiaries for the years ended December 31, 2003, 2002 and 2001.

Summary Compensation Table

					Long Term
		Annual Compensation			Compensation Awards

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)
				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
		Salary	Bonus	Compensation	Award(s)	Options	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)

Michael T. Adams	2003	93,375	—	22,213		6,500	—
President (Appointed August 1, 2003)	2002	105,000	—	42,457	—	6,500	—
(Resigned as E.V.P. and Secretary August 1, 2003)	2001	79,800	55,556	8,100	—	—	—

Matthew R. Simring	2003	20,833	—	458	—	—	—
General Counsel and Secretary	2002	—	—	—	—	—	—
(Appointed August 1, 2003)	2001	—	—	—	—	—	—

Timothy M. Kardok (4)	2003	118,125	—	33,865	—	14,484	41,796
Former CEO and President	2002	225,000	—	183,094	—	25,000	—
(Resigned August 1, 2003)	2001	168,750	236,768	160,834	—	—	—

John G. Barbar	2003	113,625	—	24,616	—	5,000	—
Former CFO, S.V.P. Finance and	2002	135,000	—	51,544	—	5,000	—
Treasurer	2001	100,080	5,382	23,500	—	—	—
(Terminated March 31, 2004)

(1)
Consists of: (a) an aggregate of 69,080 shares of restricted Common Stock issued and valued in the aggregate at $27,916 to these current and former officers, as other compensation, pursuant to their written employment agreements, of which Messrs Adams, Kardok, and Barbar received 16,000, 41,080, and 12,000 shares, respectively, valued at $5,600, $18,117, and $4,200 respectively; and (b) an aggregate of $53,236 perquisites, of which Messrs Adams, Simring, Kardok, and Barbar each received an aggregate of $16,613, $458, $15,748, and $20,416, respectively. Perquisite amounts for certain current and former officers exceeded 25% of their total perquisites as follows: Messrs Adams, Kardok, and Barbar received car allowances for $7,800, $9,652, and $7,800, respectively, and health/dental insurance for $8,813, $6,096, and $12,616, respectively.

(2)
No performance awards were earned, and thus forfeited, for Messrs Adams, Kardok, and Barbar in 2003. At the beginning of 2002, we reserved an aggregate of 184,000 restricted shares of Common Stock for certain current (Mr. Adams) and former (Mr. Kardok and Barbar) officers for performance awards, under our 2002 Executive Incentive Plan, covering a four year period pursuant to their written employment agreements, of which an aggregate of 152,000 shares were either unearned and forfeited or canceled at the end of 2003. No dividends will be paid on any unearned or unvested shares of restricted Common Stock. See Generally Change In Control and Severance Arrangements, Long Term Employment Agreements, section (iv) Performance Awards.

(3)
These amounts consist of vested incentive stock options. At the beginning of 2002, we granted an aggregate of 166,000 incentive stock options to certain current (Mr. Adams) and former (Messrs Kardok and Barbar) officers, under our 2002 Stock Option Plan, covering a four year period pursuant to their written employment agreements, of which an aggregate of 138,800 options were either vested or canceled at the end of 2003.

(4)
The amount included under Column (i), All Other Compensation, represents cash paid to Mr. Kardok subsequent to the date of his resignation on August 1, 2003 as part of his separation package. See Change-In-Control and Severance Arrangements, Long Term Employment Agreements, Separation Compensation for Former Chief Executive Officer.

(5)
As of December 31, 2003, Messrs Adams and Barbar held 130,983 and 35,113 shares of restricted Common Stock, respectively, valued at $65,492 and $17,557, respectively. Mr. Kardok resigned on August 1, 2003 and as of that date he held 211,080 shares of restricted Common Stock, which were valued at $105,540 as of December 31, 2003.

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Option Grants in Last Fiscal Year

The following tables summarize the stock option activity for the Named Executive Officers during 2003.

Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees In Fiscal 2003	Exercise or Base Price Per Share	Expiration Date

Michael T. Adams	11,053	6%	$.95	12/31/04
Matthew R. Simring	—	—	—	—
Timothy M. Kardok (Resigned 8/1/03)	13,845	8%	$.95	12/31/04
John G. Barbar (Terminated 3/31/04)	14,211	8%	$.95	12/31/04

(1) These represent non-plan restricted options granted (and vested) to current and former executive officers as consideration for agreeing to a 10% reduction in annual salary based on the financial circumstance of the Company during 2003.

Option Exercises and Holdings

The following table shows plan and non-plan stock option exercises by our current and former Named Executive Officers during 2003, including the aggregate value of any gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 2003. Also reported are any values for “in-the-money” options, which represent the positive spread between the exercise price of any such existing plan and non-plan stock options and the year-end price of our Common Stock.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
			Options at 12/31/03 (#)		at 12/31/03 ($) (1)
	Shares Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael T. Adams	—	—	24,053	13,000	—	—
Matthew R. Simring	—	—	—	—	—	—
Timothy M. Kardok (Resigned 8/1/03)	—	—	53,329	—	—	—
John G. Barbar (Terminated 3/31/04)	—	—	24,211	10,000	—	—

CHANGE IN CONTROL AND SEVERANCE ARRANGEMENTS

In 2002, we entered into long-term employment contracts with our current President, former CEO, and certain of the other Named Executive Officers comprising Messrs Adams, Kardok (resigned August 1, 2003) and Barbar (terminated March 31, 2004 for entitlement purposes), the terms and conditions of which, including benefits upon termination of employment, and change-in-control arrangements, are more fully described below.

Long Term Employment Contracts

We agreed to employ under written employment agreements Messrs Adams, Kardok and Barbar for a period beginning on January 1, 2002 (the “effective date”) and ending December 31, 2005 (the “employment period”). These contracts followed the same basic structure and contain identical terms and conditions, except for the former CEO’s agreement, which had additional compensation related benefits. Although two of these contracts have been terminated as of the date of this Proxy Statement, a brief summary of each contract is provided below.

(a) For Mr. Adams, we agreed to the following compensation: (i) annual base salary of $105,000, subject to annual review; (ii) an aggregate of 64,000 shares of restricted Common Stock as other compensation, subject to vesting in 4,000 share increments on a quarterly basis commencing on the effective date; (iii) incentive stock options to purchase 26,000 shares, at an exercise price equal to 100% of the fair market value of our Common Stock as of the date of grant, and, subject to vesting, exercisable anytime within five (5) years of the date of grant, vesting up to a maximum of 6,500 per year and after the end of each calendar year according to an Excess Revenues formula; (iv) eligibility to earn performance awards for a minimum aggregate of 34,000 shares of restricted Common Stock during the term of his agreement at a maximum of 8,500 shares during each calendar year; (v) a discretionary bonus; (vi) entitled to participate in medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans; and (vii) paid vacation, fringe benefits and perquisites.

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As part of a cost cutting measure implemented in 2003, Mr. Adams agreed to a reduction in his salary to $95,000 per annum. Refer to footnote (1) in the Option Grants in Last Fiscal Year table for more information on the reduction. In addition, as part of the Company’s strategic organizational initiative, Mr. Adams reduced his salary to $90,000. Refer to Part I, Item 1 – Business, Overview for more information on the initiative.

(b) For Mr. Kardok, we had agreed to the following compensation: (i) annual base salary of $225,000, subject to annual review; (ii) an aggregate of 293,562 shares of restricted Common Stock as other compensation, subject to vesting in 17,500 share increments on a quarterly basis commencing on the effective date, except the first quarter commencing as of the effective date 31,062 shares will vest at the end thereof; (iii) incentive stock options to purchase 100,000 shares, at an exercise price equal to 100% of the fair market value of our Common Stock as of the date of grant, and, subject to vesting, exercisable anytime within five (5) years of the date of grant, vesting up to a maximum of 25,000 per year and after the end of each calendar year according to an Excess Revenues formula; (iv) eligibility to earn performance awards for a minimum aggregate of 120,000 shares of restricted Common Stock during the term of his agreement at a maximum of 30,000 shares during each calendar year; (v) a yearly minimum bonus of $10,000, due and payable not later than January 30 with respect to the immediately preceding calendar year, which our Board of Directors may, in its sole and absolute discretion, increase the amount to as much as $100,000; (vi) entitled to participate in medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans; and (vii) paid vacation, fringe benefits and perquisites. As part of a cost cutting measure implemented in 2003, Mr. Kardok agreed to a reduction in his salary to $202,500 per annum. Refer to footnote (1) in the Option Grants in Last Fiscal Year table for more information on the reduction. Mr. Kardok resigned in all capacities on August 1, 2003. See also Separation Compensation for Former Chief Executive Officer below.

(c) For Mr. Barbar, we had agreed to the following compensation: (i) annual base salary of $135,000, subject to annual review; (ii) an aggregate of 51,616 shares of restricted Common Stock as other compensation, subject to vesting in 3,000 share increments on a quarterly basis commencing on the effective date, except the first quarter commencing as of the effective date 6,616 shares will vest at the end thereof; (iii) incentive stock options to purchase 20,000 shares, at an exercise price equal to 100% of the fair market value of our Common Stock as of the date of grant, and, subject to vesting, exercisable anytime within five (5) years of the date of grant, vesting up to a maximum of 5,000 per year and after the end of each calendar year according to an Excess Revenues formula; (iv) eligibility to earn performance awards for a minimum aggregate of 30,000 shares of restricted Common Stock during the term of his agreement at a maximum of 7,500 shares during each calendar year; (v) a discretionary bonus; (vi) entitled to participate in medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans; and (vii) paid vacation, fringe benefits and perquisites. As part of a cost cutting measure implemented in 2003, Mr. Barbar agreed to a reduction in his salary to $121,500 per annum. Refer to footnote (1) in the Option Grants in Last Fiscal Year table for more information. In addition, as part of the Company’s strategic organizational initiative, Mr. Barbar’s salary was reduced to $90,000. Refer to Part I, Item 1 – Business, Overview for more information on the initiative. Mr. Barbar’s employment was terminated on March 16, 2004 for title purposes and March 31, 2004 for entitlement purposes under his contract. See also Severance from Terminated Employment Contract below.

Termination of Employment Contracts

The above described employment agreements may be terminated by us before expiration of the employment period for any reason, but subject to certain terms, conditions and remedies, as described below. As of the date of this Proxy Statement, two of the above described agreements have been terminated.

Uncompensated Termination

If an officer resigns without cause, or if we terminate him for cause, then he shall be entitled to receive a cash sum payment of the portion of annual base salary earned up to and including the date of termination, and any benefits that have accrued under certain sections up to and including the date of termination. More particularly, he shall be entitled only to (i) such restricted shares of Common Stock that have actually vested as of the date of termination; (ii) such stock options that he has exercised or is entitled to exercise as of the date of termination; and (iii) such bonuses, if any, that he has earned as of the date of termination.

Compensated Termination

If an officer resigns for cause or other than a change-in-control (except for a forced resignation), or is terminated by us without cause, in each case prior to the expiration of the employment period, the officers employment terminates on the date of termination and he is entitled to: (i) the unpaid portion of salary due for the period of time through the date of termination; (ii) a severance cash payment equal to either six (6) months (Messrs Adams and Barbar) or twelve (12) months (Mr. Kardok) of the then current annual base salary; (iii) a number of restricted shares of Common Stock equal to six (6) months (Messrs Adams and Barbar) or twelve (12) months (Mr. Kardok) which other compensation will be deemed earned and vested, and any restrictions on such restricted shares except as required by applicable law will immediately lapse and such restricted shares will become nonforfeitable; (iv) a number of stock options equal to the amount receivable within six (6) months (Messrs Adams and Barbar) or twelve (12) months (Mr. Kardok) described in the agreements, and any other stock options granted to the officers, will be deemed vested, and any restrictions on such stock options

18

except as required by applicable law will immediately lapse and such stock options will be fully exercisable; (v) the product of (I) any performance awards which the officer can show that he reasonably would have received had he remained in his capacity with us through the end of the calendar year in which occurs his date of termination, multiplied by (II) a fraction, the numerator of which is the number of days in the calendar year in which the date of termination occurs through the date of termination and the denominator of which is 365, but only to the extent not previously paid; (vi) for six (6) months (Messrs Adams and Barbar) or twelve (12) months (Mr. Kardok) following the date of termination, we will continue to provide medical and dental benefits only to the officer on the same basis as such benefits are provided during such period to our senior executive officers; provided, however, that if our welfare plans do not permit such coverage, we will provide the officer medical benefits (with the same after tax effect) outside of such plans; and (vii) to the extent not theretofore paid or provided, we will timely pay or provide to the officer any other amounts or benefits which he is entitled to receive through the date of termination under any of our plans, programs, policies or practices or contracts or agreements, including accrued vacation to the extent unpaid.

Termination Due to Change-in-Control, Death or Permanent Disability

(i) If we undergo a change-in-control, the officer has 120 days on or following the date of the change-in-control to terminate his employment under his agreement; provided, however, that if the officer is forced to resign, then he is entitled to all of the compensation and benefits described under the Compensation Termination section above; (ii) if the officer becomes permanently disabled or dies prior to the expiration of the employment period, the officers employment terminates on the date of termination; or (iii) if the officer’s employment is terminated pursuant to either subsection (i) hereof (except for a forced resignation) or subsection (ii) hereof, the officer or, in the case of his death, the officer’s beneficiary or other legal representative, will be entitled to: (A) the unpaid portion of the annual base salary due the officer up to the date of termination, (B) the restricted shares of Common Stock, to the extent earned and vested under the agreement, which restrictions, if any, will immediately lapse and become nonforfeitable except as otherwise required by law, (C) the stock options, to the extent granted and vested under the agreement, will become fully exercisable, (D) any performance awards, to the extent earned or deemed earned under the agreement in the Compensation Committee’s discretion, (E) continuation of medical and dental benefits to the officer’s spouse and/or eligible dependents, if any, for six (6) months (Messrs Adams and Barbar) or twelve (12) months (Mr. Kardok), on the same basis as such benefits are provided during such period to our senior executive officers; provided, however, that if our welfare plans do not permit such coverage, we will provide the medical benefits (with the same after tax effect) outside of such plans; and (F) to the extent not theretofore paid or provided, any unpaid vacation pay or expense reimbursement or other applicable other benefits.

Change-in-Control Arrangements

The employment contracts described above contain certain change-in-control provisions, the benefits of which were described above under Termination of Employment Contracts, Compensated Terminations. A change-in-control will be deemed to have occurred if any of the following events occur: (i) Any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, is or becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of our securities representing (A) 20% or more of the combined voting power of our then outstanding voting securities, which acquisition is not approved in advance of the acquisition or within 30 days after the acquisition by a majority of the Incumbent Board (as hereinafter defined) or (B) 33% or more of the combined voting power of our then outstanding voting securities, without regard to whether such acquisition is approved by the Incumbent Board; (ii) Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by our stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall, for the purposes of this agreement, be considered as though such person were a member of our Incumbent Board; (iii) the consummation of a merger, consolidation or reorganization involving us, other than one which satisfies both of the following conditions: (A) a merger, consolidation or reorganization which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) at least 55% of the combined voting power of our voting securities or such other entity resulting from the merger, consolidation or reorganization outstanding immediately after such merger, consolidation or reorganization and being held in substantially the same proportion as the ownership in our voting securities immediately before such merger, consolidation or reorganization, and (B) a merger, consolidation or reorganization in which no person is or becomes the beneficial owner, directly or indirectly, of our securities representing 20% or more of the combined voting power of our then outstanding voting securities; or (iv) you approve a plan of complete liquidation of us or an agreement for the sale or other disposition by us of all or substantially all of our assets. In addition to the compensation and benefits referred to under Termination of Employment Contracts, Compensated Terminations, all unearned and unvested restricted shares of Common Stock in the form of other compensation provided for in each officers respective agreement, will immediately vest and be delivered to the officer upon the change of control provided that the officer is employed by us on the date of the change-in-control.

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Separation Compensation for Former Chief Executive Officer

We agreed to compensate our former Chief Executive Officer, Timothy M. Kardok, in connection with his resignation on August 1, 2003, $112,849 over approximately 13 months, which is comprised of $101,250 as a separation payment and $11,599 for auto allowance. Mr. Kardok did not receive restricted Common Stock or stock options for any period after the date of his resignation as part of his separation package.

Severance from Terminated Employment Contract

We terminated John G. Barbar, our former Senior Vice President of Finance, Chief Financial Officer and Treasurer, on March 16, 2004 for title purposes and March 31, 2004 for entitlement purposes under his employment contract. Pursuant to the termination provisions under his agreement, Mr. Barbar is entitled to total cash severance pay equal to $55,081, which is comprised of six months of his then current base salary of $45,000, accrued vacation of $3,462, and medical and dental benefits of $6,619. He is also entitled to receive 6,000 shares of restricted Common Stock from the date of his termination. Mr. Barbar did not meet the excess revenue calculation at the time of his termination to vest any more of his incentive stock options and thus, the number eligible for vesting in 2004 were canceled.

REPORT OF THE COMPENSATION COMMITTEE

As members of the Compensation Committee, it is our duty, pursuant to our charter, to develop compensation strategies, policies and programs, evaluate performance of the CEO and other executive officers, administer the equity compensation plans, and prepare for management development and succession.

In 2002, the stockholders approved the Company’s long term compensation and incentive program, which was designed to attract and retain qualified officers, managers, and key employees, and consisted of Long Term Employment Agreements, the 2002 Executive Incentive Plan, 2002 Stock Option Plan, and 2002 Management Incentive Plan. The total program was designed to support the goal of increasing stockholder value in the Company by achieving specific financial and strategic objectives. The Company was faced with many challenges with the full scale national roll-out of its products and the overall program turned out to be too expansive for what management faced for it to be an effective tool as intended. The Compensation Committee is presently reassessing the entire compensation program in light of current events as part of the Company’s overall strategic organizational initiative and plans to substantially change the program to make it more effective. Notwithstanding the foregoing, in designing and administering our executive compensation programs, the Compensation Committee continually strives to strike an appropriate balance between levels of base compensation that are competitive, annual incentive compensation that varies in a consistent manner with our achievement of individual objectives and corporate financial performance objectives, and long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals.

Long Term Employment Agreements

In 2002, the Company entered into long-term employment agreements with the former CEO and other former and current executive officers. These agreements, effective and commencing on January 1, 2002 and ending December 31, 2005, provide for various types of compensation and incentives, including: (a) base salary, in varying sums; (b) varying amounts of shares of restricted common stock as other compensation, subject to vesting in various increments on a quarterly basis; (c) incentive stock options to purchase varying amounts of common stock under the 2002 Stock Option Plan, which vest up to a varying maximum per year based on an excess revenue formula; (d) performance awards eligibility at varying minimum aggregates amounts for restricted common stock each year pursuant to the 2002 Executive Incentive Plan; and (e) varying minimum and maximum yearly bonuses for the former CEO and discretionary bonuses for other current and former executive officers.

The former CEO and certain other current and former executive officers agreed to a 10% reduction in their base salaries for the 2003 year based on the Company’s financial circumstance. As consideration for such measure, they were granted an aggregate number of restricted stock options. The non-plan options were good for two years, vested pro rata at the end of each quarter of 2003, and automatically expired, to the extent not vested and exercised, upon termination of the executive officers employment.

The former CEO and other current and former executive officers were issued and received their respective amount of restricted common stock, which vested pro rata at the end of each quarter of 2003, to the extent they were employed or entitled to such shares, and none of them received cash bonuses or discretionary bonuses in 2003, in accordance with their agreements.

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2002 Executive Incentive Plan

The 2002 Executive Incentive Plan sought to attract, retain and motivate those highly competent individuals upon whose judgment, initiative, leadership and continued efforts our success in large measure depended and was to advance the interests of the Company and its stockholders by affording to executive officers an opportunity to acquire or increase a proprietary interest in the Company or to otherwise benefit from the success of the Company through the grant of stock options, restricted stock, stock appreciation rights, stock payments, performance awards or other awards.

The former CEO and other current and former executive officers in connection with their agreements, were entitled to earn performance awards with each executive being afforded an opportunity to earn a varying minimum aggregate amount of restricted common stock during the term of their agreement at a varying maximum number of shares during each calendar year under this plan. The performance criteria to be utilized to calculate the value of the performance awards, the term of such performance awards, the event or events giving rise to the right to payment of a performance award, and the form (cash and/or common stock) and time of payment of performance awards was set, relating to certain specific individual and corporate financial performance objectives, by the Compensation Committee. No performance awards were earned, and thus forfeited, by the former CEO or other former or current executive officers under this plan in 2002 or 2003.

2002 Stock Option Plan

The 2002 Stock Option Plan sought to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions and was to afford officers and key employees, who are responsible for the continued growth of Urecoats, an opportunity to acquire a proprietary interest in the Company, and, thus, to create in such individuals a greater concern for the welfare of the Company.

The former CEO and other current and former executive officers in connection with their agreements, were granted an aggregate number of incentive stock options to purchase varying amounts of common stock under the plan, which vested up to a varying maximum per year and after the end of each calendar year, in a number determined by dividing our common stock price as of the end of any applicable year into a number equal to 5% of any such year's excess revenues, rounded to the nearest integer. "Excess Revenues" means our annual revenues minus $1 million. Based on the excess revenue calculation for the 2003 year, the maximum number of incentive stock options for the former CEO and other current and former executive officers vested.

2002 Management Incentive Plan

The 2002 Management Incentive Plan, which is funded by stock options under the 2002 Stock Option Plan, sought to enable the Company to reward eligible managers and individual contributors for their contributions to providing our stockholders increased value for their investment through the successful accomplishment of specific corporate financial objectives and individual performance objectives. Bonus Awards for the plan participants were based on both corporate performance and individual performance in relation to a variety of objectives, which were designed to reinforce the key goals that support our long-term strategic plans. These goals differed across business groups and differed from 2002 to 2003.

The plan was measured on a quarter by quarter basis to determine eligible bonuses for each calendar year for each participant and a Bonus Pool was set for 2002 and 2003. The Compensation Committee set a minimum revenue threshold level to be achieved on a quarter by quarter basis for 2002 and 2003. The minimum quarterly revenue thresholds were never met and no bonus awards have been awarded to date under the plan.

Compensation Committee Activities

The Committee held 3 meetings as well as many interim discussions. The following summarizes the Compensation Committee's major activities in 2003:

•	Administered all stock options plans and long-term compensation and incentive programs;
•	Reviewed and approved Non-Plan restricted stock options;
•	Reviewed and approved strategic organizational initiative payroll adjustments;
•	Reviewed and approved termination of certain executive employment agreements and severance requirements; and
•	Assessed the adequacy of and amended its charter in light of rules and regulations promulgated by the SEC in relation to the enactment of the Sarbanes-Oxley Act of 2002 by Congress.

COMPENSATION COMMITTEE,

Lt. Gen. Arthur J. Gregg, US Army (Ret.), Chairperson
Mr. Jerold L. Zaro
Mr. Mark A. Reichenbaum

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a: (a) member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of the Company; (b) director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (c) member of the Compensation Committee of another entity, one of whose executive officers served as a director of the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Urecoats Industries Inc. issues the following report for inclusion in the Company’s Proxy Statement in connection with the Company’s 2004 Annual Meeting.

1.   The Audit Committee has reviewed and discussed the audited financial statements for the year ending December 31, 2003, with management of the Company and with the Company’s independent auditors, Baum & Company, P.A.

2.   The Audit Committee has discussed those matters required by Statement on Auditing Standards No. 61 with Baum & Company, P.A.

3.   The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors’ independence from the Company and its management.

4.   After the discussions referenced in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ending December 31, 2003 be included or incorporated by reference in the Annual Report on Form 10-K for that fiscal year for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE,

Mr. Steven Mendelow, Chairperson
Lt. Gen. Arthur J. Gregg, US Army (Ret.)
Mark A. Reichenbaum

Independent Auditor

Baum & Company, P.A., our independent auditor, audited the consolidated financial statements of the Company for the fiscal year ended December 31, 2003. Representatives of Baum & Company, P.A. are expected to be present at the 2004 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The Audit Committee of the Board of Directors selects the independent auditors.

Independent Auditor Fees

Aggregate fees billed to us for the fiscal years ended December 31, 2003 and 2002, by our independent auditor are as follows:

Type of Fees	2003	2002

Audit Fees (1)	$42,600	$86,010
Audit-Related Fees (2)	7,190	19,290
Tax Fees	-0-	-0-
All Other Fees	-0-	-0-

Total	$49,790	$105,300

(1)
Represents the aggregate fees billed to the Company by Baum & Company, P.A. for professional services rendered for the audit of the Company’s annual consolidated financial statements, for the reviews of the consolidated financial statements included in the Company’s Form 10-Q filings for each fiscal quarter, and for internal control evaluation.

(2)
Represents the aggregate fees billed to the Company by Baum & Company, P.A. for assurance and related services that are reasonably related to the performance of the audit and review of the Company’s financial statements that are not already reported in Audit Fees.

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Stock Performance Graph

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on our Common Stock with the cumulative total return of the S&P 500 Stock Index and the AMEX Industrial Manufacturing Index for the period beginning December 31, 1999 and ending December 31, 2003. The graph assumes that all dividends have been reinvested. We did not declare any dividends during the past five years.

	12/99	12/00	12/01	12/02	12/03

Urecoats Industries Inc. (URT)	100	312.89	192.00	64.00	35.56
S&P 500 (SP50)	100	89.86	78.14	59.88	75.68
AMEX Industrial Manufacturing Index (XID)	100	107.24	118.42	128.14	187.62

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We continue to have a recurring need for financial and other support today as we did during the 2003 year. As such is the case, we were required to accept support from our directors and certain of our current and former executive officers to ensure our business progressed, which has occasioned many continuing related transactions.

(a)   The Chairman of the Board has personally guaranteed $361,000 of notes and is a co-borrower for added security on a $500,000 line of credit from financial institutions, and $912,000 for primary suppliers.

(b)   The Company has a Key Man Life Insurance Policy in place covering the Chairman of the Board. The policy is an annually renewable $3,000,000 term life policy and the Company is the beneficiary.

(c)   During 2003, the Chairman of the Board loaned Infiniti Products, Inc. $60,000. This loan is payable on demand and accrues interest at 9% per annum.

(d)   During 2003, the Company issued the Chairman of the Board 54,369 shares of Series C Convertible Preferred Stock pursuant to the final exercise of his first Series C Preferred Stock Option Agreement, which shares were paid for by cancellation of $1,087,380 in short term loans bearing interest at 9% per annum that he provided to the Company throughout the 2003 year for operating expenses. See Item (q) below.

(e)   During 2003, we entered into a second Series C Preferred Stock Option Agreement (“Second Series C Preferred Option”) with the Chairman of the Board, which granted to him, the right and option to purchase at $20.00 per share all or any part of an aggregate of 250,000 of our Series C Convertible Preferred Stock (the “Series C Preferred Shares”), which Series C Preferred Shares purchased thereby were convertible into restricted shares of Common Stock according to a Conversion Ratio formula based on a price of $.50 per share. See Item (q) below.

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(f)   During 2003, the Company issued the Chairman of the Board 210,245 shares of Series C Convertible Preferred Stock pursuant to the partial and final exercises of his second Series C Preferred Stock Option Agreement, which shares were paid for by cancellation of $4,204,900 in short term loans bearing interest at 9% per annum provided to us for operating expenses in 2003. See Item (q) below.

(g)   During 2003, the Company issued the Chairman of the Board 300,000 shares of Common Stock pursuant to the exercise of a Non-Statutory Stock Option, which shares were paid for by cancellation of $1,188,000 in short term loans bearing interest at 9% per annum that he provided to the Company throughout 2003 for operating expenses. As previously reported in 2001, we granted a non-qualified stock option to the Chairman of the Board exercisable for 300,000 shares (post split) of Common Stock pursuant to our 2000 Stock Purchase and Option Plan, in consideration for his financial support over the past three years in excess of $10,000,000 (at that time) to fund our working capital and other requirements, including his personal guarantees. The option was good for 2 years, vested, and exercisable for Common Stock at a price per share of $.396, which was 110% of the value of our Common Stock’s closing bid price on the date it was granted.

(h)   During 2003, of the 1,276,000 shares of restricted Common Stock initially awarded to non-employee directors upon approval of the Director Plan by stockholders in 2002, 400,000 shares were earned, vested, valued and recorded at $174,000, and delivered to the non-employee directors. The remaining 876,000 shares awarded as part of a special one-time grant to the Chairman of the Board are in the custody of the Company until such time that they are earned and vested. See Information Regarding the Board of Directors, Director Compensation, for more information.

(i)   During 2003, 96,000 shares of restricted Common Stock were awarded to non-employee directors pursuant to the Director Plan and not valued. These shares were awarded for Board of Directors Fees at the 2003 Annual Meeting and vest, subject to the terms of the 2002 Director Plan, at the 2004 Annual Meeting. These shares remain in the custody of the Company until such time that they are earned and vested. See Information Regarding the Board of Directors, Director Compensation, for more information.

(j)   During 2003, the Company issued 84,202 shares of restricted Common Stock to current and former officers and a former officer/director as other compensation pursuant to employment contracts, which transactions were valued and recorded at $34,474.

(k)   During 2003, the Company issued 12,000 shares of restricted Common Stock to two former officers as severance compensation in connection with the termination of their employment contracts, which transactions were valued and recorded at $7,620.

(l)   During 2003, the Company issued 199,460 shares of restricted Common Stock to an entity controlled by a director under a private placement, which shares were paid for by cancellation of $135,633 in short term loans bearing interest at 9% per annum.

(m)   During 2003, the Company issued the Chairman of the Board an aggregate of 750,000 shares of restricted Common Stock, pursuant to the mandatory conversion of an aggregate of his 500,000 shares of Series B Convertible Preferred Stock, which Series B Convertible Preferred Stock was purchased in 2001 and previously valued and recorded at $2,500,000. As previously disclosed in 2001, the Company designated a new series of preferred stock, Series B Convertible Preferred Stock (“Series B Preferred Shares”) and authorized 500,000 shares, with a stated value of $5.00 for each share. All of the Series B Preferred Shares were purchased by the Chairman of the Board and were convertible into restricted shares of Common Stock at the conversion rate of 1.5 shares (post split) for each of the Series B Preferred Shares. The Series B Preferred Shares were paid for by cancellation of $2,500,000 in short term loans bearing interest at 9% per annum to fund our working and other capital requirements in 2001.

(n)   During 2003, as a result of financial constraints, we granted and vested an aggregate of 62,303 non-plan restricted stock options to certain current and former executive officers as consideration for their agreeing to a 10% reduction in annual salary, which restricted options are exercisable at $.95 per share and good for two years. See Executive Compensation, Option Grants in Last Fiscal Year and Equity Compensation Plans, Securities Authorized for Issuance under Equity Compensation Plans, Equity Compensation Plan Information table, footnote (3)(ii), for more information.

(o)   During 2003, the Company accrued $94,658 of dividends related to the Series B Convertible Preferred Stock, which was solely owned by the Chairman of the Board prior to its mandatory conversion on September 30, 2003. See Item (m) above.

(p)   During 2003, the Company accrued $288,144 of dividends related to the Series C Convertible Preferred Stock, for a corporation in which a director owns a material interest and shares held by the Chairman of the Board. See (q) and (r) below (the mandatory conversion date for all of the Series C Preferred Stock was January 1, 2004).

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(q)   In the first quarter of 2004, the Company issued the Chairman of the Board an aggregate of 10,684,800 shares of restricted Common Stock, pursuant to the mandatory conversion of an aggregate of his 460,245 shares of Series C Convertible Preferred Stock, which Series C Convertible Preferred Stock was purchased in 2002 and 2003 and previously valued and recorded in the aggregate at $9,204,900. As previously disclosed in 2002, we entered into a Series C Preferred Stock Option Agreement with our Chairman of the Board, which granted to him, the right and option to purchase at $20.00 per share all or any part of an aggregate of 250,000 of our Series C Convertible Preferred Stock (the “Series C Preferred Shares”), which Series C Preferred Shares purchased thereby were convertible into restricted shares of Common Stock according to a conversion ratio formula based on a price of $2.20 per share (post split) and we issued 195,631 Series C Preferred Shares to him pursuant to his periodic partial exercises under this First Series C Preferred Option, which shares were paid for by cancellation of $3,912,620 in short term loans bearing interest at 9% per annum that he provided to us throughout the 2002 year for working capital and other operating requirements. See Items (d), (e) and (f) above.

(r)   In the first quarter of 2004, the Company issued a director an aggregate of 830,000 shares of restricted Common Stock, pursuant to the mandatory conversion of an aggregate of his 100,000 shares of Series C Convertible Preferred Stock, which Series C Convertible Preferred Stock was purchased in 2002 and previously valued and recorded in the aggregate at $2,000,000. As previously disclosed in 2002, a corporation in which a director owns a material interest, purchased 100,000 of our Series C Preferred Shares pursuant to a private placement offering for an aggregate of $2,000,000 in cash, which Series C Preferred Shares were convertible into restricted shares of Common Stock according to a conversion ratio formula based on a price of $2.40 per share (post split). See Item (p).

(s)   In the first quarter of 2004, the Company issued 7,000 shares of restricted Common Stock to current and former officers as other compensation pursuant to employment contracts, which transactions were valued and recorded at $3,430.

(t)   In the first quarter of 2004, the Company issued 6,000 shares of restricted Common Stock to a former officers as severance compensation in connection with the termination of his employment contract, which transaction was valued and recorded at $2,940. See Change In Control and Severance Arrangements, Severance from Terminated Employment Contract.

(u)   In the first quarter of 2004, the Chairman of the Board loaned Urecoats Industries Inc. $1,175,000 for working capital purposes. This loan is payable on demand and accrues interest at 9% per annum.

(v)   In the first quarter of 2004, the Chairman of the Board loaned Infiniti Products, Inc. $120,000 for working capital purposes. This loan is payable on demand and accrues interest at 9% per annum.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors currently has 5 members. The Company’s Restated Certificate of Incorporation, as amended, provides that all corporate powers shall be exercised by or under the direction of the Board of Directors, except as otherwise provided by statute or by the Restated Certificate of Incorporation, or any amendment thereof, or by the By-laws. The By-laws provide that our Board of Directors shall initially consist of two directors. Each director holds office until the annual meeting of stockholders of the Corporation next succeeding his or her election or until his or her successor is duly elected and qualified. The Board of Directors, by the vote of a majority of the entire Board, may fix the number of directors to a number not exceeding seven and may decrease the number of directors to a number not less than one, but any such decrease shall not affect the term of office of any director. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the vote of a majority of the directors then in office, although less than a quorum. When one or more directors resign from our Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective, and each director so chosen shall hold office until the next election of directors and until their successors are elected and qualified.

Unless instructed to the contrary, the shares represented by the Proxies will be voted FOR the election as directors the five nominees named below, all of whom will be, as of June 22, 2004, directors of the Company. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the Proxies will be voted for such other person or persons as may be designated by the Company’s Board of Directors, unless the Board of Directors reduces the number of directors accordingly. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Upon the recommendation of the Corporate Governance Committee, the Board of Directors has nominated the following persons for election as directors at the 2004 Annual Meeting. Each of the nominees for election currently serves as a director of the Company and was elected by the stockholders of the Company to his present term of office.

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Nominees For Election As Directors

The following describes the age, position, principal occupation and business experience during the past five years, and other directorships of each nominee.

Richard J. Kurtz	63	Director since November 23, 1998

Chairman of the Board
Chairman of the Board since February 8, 1999. Mr. Kurtz has been president and chief executive officer of the Kamson Corporation, a privately held corporation, for the past 26 years. Kamson Corporation has its principal executive offices located in Englewood Cliffs, New Jersey and currently owns and operates seventy six (76) investment properties in the Northeastern U.S. Mr. Kurtz is a graduate of the University of Miami and a member of its President's Club. Mr. Kurtz is also a member of the Board of Directors of Paligent, Inc., a public company trading on the NASD O-T-C bulletin board. Most notably, the Chamber of Commerce in Englewood Cliffs and the Boy Scouts of America chose him Man of the Year. Mr. Kurtz resides in Alpine, New Jersey and is currently Vice President and a member of the Board of Directors for the Jewish Community Center on the Palisades in Tenafly, New Jersey. He is also proud to be an elected member of the Board of Trustees and the Foundation Board for the Englewood Hospital and Medical Center of New Jersey as well as a member of the Board of Governors for the Jewish Home and Rehabilitation Center.

Lt. Gen. Arthur J. Gregg US Army (Ret.)	75	Director since February 21, 2000

Lt. Gen. Arthur J. Gregg, US Army (Ret.) has more than fifty-four years of distinguished professional experience, having held senior level management and command positions in the military and several executive positions in industry. During the course of his career, through ongoing education and the nature of the positions he has held. General Gregg has developed a broad, keen and in-depth knowledge of business operations and management. His record of performance repeatedly demonstrates the ability to lead organizations to success including new businesses and turn around situations. Additionally, as a result of his extensive military and executive experience he has considerable contacts and respect within federal government agencies, and private industry. General Gregg continues an active schedule as a member of several corporate and academic boards. He chairs three of these boards. Harvard University, John F. Kennedy School of Government Concentrated Executive Program in National Security. Saint Benedict College Atchison, Kansas. Bachelor of Science in Business Administration (Summa cum Laude). Army War College, Carlisle Barracks, Pennsylvania One-year graduate level college. Command and General Staff College, Fort Leavenworth, Kansas. One-year graduate level college. He is Chairperson of the Compensation and a member of the Audit, Corporate Governance, and Executive Committees.

Steven Mendelow	61	Director since October 9, 2001

Steven Mendelow has been a principal with the accounting firm Konigsberg, Wolf & Co. and its predecessor, located in New York, since 1972. Mr. Mendelow was a director of NRC from 1992 to 1998, when NRC merged into Candie's, Inc. He has been a director on that board since 1999. Mr. Mendelow is a graduate of Bucknell University. Mr. Mendelow is Chairperson of the Audit and a member of the Governance and Executive Committees.

Jerold L. Zaro	52	Director since October 9, 2001

Jerold L. Zaro is a Managing Partner and President of Ansell Zaro Grimm & Aaron, P.C. He is a graduate of Boston University and received his law degree from Boston College School of Law. For the last twelve and a half years, Mr. Zaro has served as a Commissioner of the New Jersey Highway Authority, serving as Chairman for the last year and a half of his tenure. He was first appointed by Governor Floria and has since served under Governors Whitman and DiFrancesco. Additionally, Mr. Zaro has served on the Board of Directors for Commerce Bank/Shore (1999-Present), Total-Tel USA (1993-1997), and First DeWitt Bank (1994-1997). Mr. Zaro is the Chairperson of the Corporate Governance and a member of the Compensation and Executive Committees.

Mark A. Reichenbaum	53	Director since May 28, 2002

Mark A. Reichenbaum is the president of HAJA Capital Corporation, Greenwich, Connecticut, since 1997; co-chairman, Clean Rite Centers, College Point, New York, since 1999. He is also a member of the board of directors of Waxman Industries, Inc., a public company trading on the NASD O-T-C bulletin board, since December 2001. Mr. Reichenbaum is a member of the Audit, Compensation and Corporate Governance Committees.

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Required Vote For Adoption

Directors will be elected by an affirmative vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by Proxy, at the 2004 Annual Meeting. Abstentions as to the election of directors will not affect the election of the candidates receiving the plurality of votes. The election of directors is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE "FOR" THE ELECTION OF ALL FIVE NOMINEES NAMED ABOVE.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics, which contains general guidelines for conducting the Company’s business and is designed to help directors, officers and employees resolve ethical issues in an increasingly complex business environment. The Code of Business Conduct and Ethics applies to all directors, officers, and employees alike. The Code of Business Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. The full text of our Code of Business Conduct and Ethics is available on our Internet website at www.urecoats.com in the “About Us” section. The information on the Company’s website is not incorporated by reference in this Proxy Statement.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 (the “Act”) or the Exchange Act that might incorporate all or portions of our filings, including this Proxy Statement, with the SEC, in whole or in part, the Audit Committee and Compensation Committee Reports and the Performance Graph contained in this Proxy Statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Act of or Exchange Act.

OTHER BUSINESS

Stockholder Proposals for Inclusion in Proxy Statement

Pursuant to the Company’s Corporate Governance Committee charter, as amended, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the Company’s next annual meeting of stockholders. To be eligible for inclusion in the Company’s 2005 Proxy Statement, a stockholder’s proposal must be received by the Company no later than December 28, 2004 and must otherwise comply with Rule 14a-8 under the Exchange Act.

Stockholder Proposals for Annual Meeting

Pursuant to Section 240.14a-8 under the Exchange Act, for business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must be first given to the Company. To be timely, written notice must be received by the Corporate Secretary by the deadline in last year’s proxy statement. If the proposal is submitted for a regularly scheduled annual meeting, the proposal must be received at the Company's principal executive offices not less than 120 calendar days before the date of the Company's proxy statement released to shareholders in connection with the previous year's annual meeting; or (b) if the date of this year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials. While the Board of Directors will consider stockholder proposals, the Company reserves the right to omit from the Company’s 2005 Proxy Statement stockholder proposals that it is not required to include Rule 14a-8 under the Exchange Act.

Stockholder Nominations of Directors

The Board of Directors adopted, pursuant to Section 240.14a-101(d)(2)(i)(E) of the Exchange Act, as part of the Corporate Governance Committee’s director selection process, a formal written policy for director selection, which includes consideration of potential director nominees recommended by stockholders. The Corporate Governance Committee will identify, evaluate and select potential director nominees, including nominees recommended by you, using qualitative standards and certain procedures, as described under Information Regarding the Board of Directors, Director Selection above, for recommendation to the Board of Directors for selection. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder’s intent to make such nomination is given, either by personal delivery or United States mail, postage prepaid, to the Corporate Secretary, Urecoats Industries Inc., Quorum Business Center, 718 South Military Trail, Deerfield Beach, Florida 33442. Refer to the section entitled Information Regarding the Board of Directors, Director Selection beginning on page 12 for more information.

27

Presented by Management

As of the date of this Proxy Statement, management knows of no other matters to be brought before the stockholders at the 2004 Annual Meeting. Should any other matters properly come before the 2004 Annual Meeting, action may be taken thereon pursuant to the Proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

By Order of the Board of Directors

Matthew R. Simring
Corporate Secretary

Deerfield Beach, Florida
April 28, 2004

28

ADMISSION TICKET

RETAIN FOR ADMITTANCE

You are cordially invited to attend the
2004 ANNUAL MEETING OF STOCKHOLDERS
OF URECOATS INDSTRIES INC.

Tuesday, June 22, 2004
9:00 a.m.
(Registration begins at 8:30 a.m.)

The Hilton
Deerfield Beach/Boca Raton
100 Fairway Drive
Deerfield Beach, Florida 33441
Grand Ballroom, Salons III and IV

If you plan to attend, please check the box on the Proxy Card.

This card is your admission ticket to the meeting and must be presented at the meeting registration area.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

URECOATS INDUSTRIES INC.

CONFIDENTIAL PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking previous Proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 28, 2004, in connection with the 2004 Annual Meeting of Stockholders of Urecoats Industries Inc. to be held at 9:00 a.m. on Tuesday, June 22, 2004, at The Hilton, Deerfield Beach/Boca Raton, 100 Fairway Drive, Deerfield Beach, Florida 33441, in the Grand Ballroom, Salons III and IV, and hereby appoints MICHAEL T. ADAMS and MATTHEW R. SIMRING, or either of them, Proxy for the undersigned, with power of substitution, to represent and vote all shares of the undersigned upon all matters properly coming before the 2004 Annual Meeting or any adjournments thereof. You may vote your shares by Internet, telephone or by mail. The Proxies will vote on the proposals set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement as specified on this card (SEE REVERSE SIDE) and are authorized to vote in their discretion as to any other business that may come properly before the meeting.

INSTRUCTIONS: This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" Proposal One.

(Continued, and to be marked, dated and signed, on the other side)

VOTE BY TELEPHONE OR INTERNET
QUICK × × × EASY × × × IMMEDIATE

URECOATS INDUSTRIES INC.

Voting by Telephone or Internet is Quick, Easy and Immediate. As a Urecoats shareholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the Proxy Card. Your electronic vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed, dated and returned the Proxy Card. Votes submitted electronically over the Internet or by telephone must be received by 4:00 p.m., Central Time, on June 21, 2004.

To Vote Your Proxy by Internet
www.continentalstock.com
Have your Proxy Card available when you access the above website. Follow the prompts to vote your shares.

To Vote Your Proxy by Telephone
1 (800) 293-8533
Use any touch tone telephone to vote your Proxy. Have your Proxy Card available when you call. Follow the voting instructions to vote your shares.

To Vote Your Proxy by Mail
Mark, sign and date your Proxy Card above, detach it and return it in the postage-paid envelope provided.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY	Please mark	☒
your votes
like this

	FOR	AUTHORITY
1. ELECTION OF DIRECTORS:	☐	☐	2. In their discretion, the Proxies are authorized to vote
upon such other business as may properly come before
(To withhold authority to vote for any individual nominee,			the 2004 Annual Meeting.
strike a line through that nominee’s name in the list below)

NOMINEES’

1) RICHARD J. KURTZ	2) LT. GEN. ARTHUR J. GREGG, US ARMY (RET.)	3) STEVEN MENDELOW
4) JEROLD L. ZARO	5) MARK A. REICHENBAUM

Please check the box if you wish to have your	☐
vote disclosed to the Company. The Company’s
Confidential Voting Policy is described in the
Proxy Statement accompanying this Proxy.

Please check the box if you plan to attend the	☐
2004 Annual Meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.